SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):        June 7, 2000
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                         CATSKILL FINANCIAL CORPORATION
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             (Exact name of Registrant as specified in its Charter)



        Delaware                     000-27650                    14-1788465
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(State or Other                 (Commission File Number)     (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)



                   341 Main Street, Catskill, New York    12414
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code   (518) 943-3600
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                                      N/A
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          (Former name or former address, if changed since last report)


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Item 5. Other Events

            On June 7, 2000 Troy Financial Corporation ("Troy") entered into an Agreement and Plan of Merger (the "Agreement") with Catskill Financial Corporation (the "Registrant"). Under the terms of the Agreement, the Registrant will be merged into a subsidiary of Troy, all shares of the Registrant will be cancelled, and Troy will pay $23.00 per share (or such adjusted price as provided by the Agreement and described in the immediately following paragraph) in cash for each of the 3,737,519 outstanding shares of the Registrant's common stock. Each option to purchase the Registrant's common stock shall be converted into the right to receive in cash an amount equal to the difference between $23.00 (or such adjusted price as provided by the Agreement and described in the immediately following paragraph) and the exercise price of the option.

            The Agreement provides for the Registrant"s completion of the sale of its corporate and municipal bond portfolios within 30 days. The Agreement also requires the reduction of the price payable per share (pursuant to a formula contained therein) to the extent that the aggregate pre-tax net proceeds of the sale are less than $73.2 million. On June 13, 2000, the Registrant sold its entire corporate and municipal bond portfolio for an amount in excess of $73.2 million and therefore anticipates that the price payable per share will not be reduced.

            In connection with the execution of the Agreement, the Registrant and Troy entered into a Stock Option Agreement, dated as of June 7, 2000, pursuant to which the Registrant granted to Troy an option to purchase, for $19.00 per share, under the terms and conditions provided therein, up to 19.9 % of the outstanding shares of the Registrant"s common stock. The option was granted as a condition and an inducement to Troy"s entering into the Agreement.

            As a result of the merger, Catskill Savings Bank will merge into Troy Savings Bank, the wholly-owned subsidiary of Troy, and the Registrant's main office and six branch locations will become branch offices of Troy Savings Bank. The aggregate purchase price for the transaction (including cash payments for the cancellation of options) is approximately $90.0 million. The transaction will be accounted for using the purchase method of accounting. Consummation of the merger is subject to approval by Catskill's shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed by the end of the fourth quarter of the year 2000. At March 31, 2000, the Registrant had total assets of $346.1 million and total deposits of $
221.5 million.

 Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

            The following Exhibits are filed as part of this report:

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


  Exhibit No.        Description
  -----------        -----------

     1.1        Agreement  and Plan of  Merger  By and  Between  Troy  Financial
                Corporation,   Charlie  Acquisition   Corporation  and  Catskill
                Financial Corporation

     1.2        Catskill Financial Corporation Stock Option Agreement


     99 Joint Press Release of Catskill Financial Corporation and Troy Financial Corporation


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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       CATSKILL FINANCIAL CORPORATION

DATE: June 15, 2000                    By: /s/ Wilbur J. Cross
                                          --------------------------------------
                                          Wilbur J. Cross
                                          President and Chief Executive Officer

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